FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 24, 2006

Merisant Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114102	52-2219000
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Merisant Company

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114105	52-2218321
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 South Riverside Plaza, Suite 850 Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 840-6000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

Incentive Plans

On January 24, 2006, the Board of Directors of Merisant Company (the “Company”) adopted the Merisant Company 2006 Annual Incentive Plan (the “Annual Incentive Plan”) and the Merisant Company 2006 Supplemental Incentive Plan (the “Supplemental Plan” and, together with the Annual Incentive Plan, the “Plans”).  The Company is a wholly owned subsidiary of Merisant Worldwide, Inc.

The Compensation Committee will administer the Plans.  The Compensation Committee has the authority to select participants; determine the amount, the terms and conditions and the timing of each award; determine whether awards may be deferred by participants; interpret and administer the plan; and make any other determination and take any other action that it deems necessary or desirable to administer the Plans.

2006 Annual Incentive Plan

All employees of the Company and its subsidiaries who are employed prior to October 31, 2006 will be eligible to participate in the Annual Incentive Plan.  The Annual Incentive Plan is intended to provide incentives to all employees to advance the interests of the Company and to attract and retain employees.

Participants in the Annual Incentive Plan will be eligible to earn either an Enterprise Incentive Bonus or a Sales Incentive Bonus depending upon whether the employee performs a management or support function or a sales and marketing function.

Each participant who performs a management or support function will be eligible to earn an Enterprise Incentive Bonus equal to 50% of a target bonus if the Company achieves a threshold amount of EBITDA and the participant also meets performance criteria established by management for such individual.  Participants who are eligible to earn an Enterprise Incentive Bonus may earn more than 50% of their target bonus if the Company achieves EBITDA above the threshold amount up to 150% of their target bonus if the Company achieves a maximum EBITDA target.  The Annual Incentive Plan incorporates by reference the definition of EBITDA under the Company’s senior credit facility.

Each participant who performs a sales and marketing function will be eligible to earn a Sales Incentive Bonus based on performance criteria established for such individual.  Sales Incentive Bonuses will not be contingent on the Company meeting an EBITDA threshold.

All incentive bonuses under the Annual Incentive Plan will be earned when paid.  If a participant’s employment is terminated for any reason prior to the payment of an incentive cash bonus, the incentive cash bonus will be forfeited unless otherwise agreed by the Compensation Committee.

2006 Supplemental Incentive Plan

Executive officers and other key employees of the Company and its subsidiaries are eligible to participate in the Supplemental Plan.  The Supplemental Plan is intended to provide incentive and financial rewards to participants who, because of the extent of their responsibilities, can make significant contributions to the success of the Company by their ability, loyalty and exceptional services.

Participants in the Supplemental Plan will be eligible to receive cash incentive bonuses upon the achievement of certain strategic initiatives of the Company during the fiscal year ended December 31, 2006, as determined by the Compensation Committee.  These strategic initiatives relate to the launch of new products, achieving cost reductions and global distribution efficiency.  Any incentive bonuses will not be earned until paid.  If a participant’s employment is terminated for any reason prior to the payment of an incentive cash bonus, the incentive cash bonus will be forfeited unless otherwise agreed by the Compensation Committee.

Employment Agreement with Jonathan W. Cole

On January 24, 2005, the Company entered into an employment agreement with Jonathan W. Cole, Vice President, General Counsel and Secretary of the Company and Merisant Worldwide, Inc.  The employment agreement provides for a three-year term to be automatically extended for successive periods of one year unless 60 days’ prior notice is given by either party.

The annual base salary for Mr. Cole pursuant to his employment agreement is $275,000, effective January 1, 2006, to be reviewed annually by the Compensation Committee.  Mr. Cole’s base salary may not be decreased, except as part of an across the board reduction in base salary applicable to other senior officers of the Company and so long as any such reduction is consistent with the percentage reduction applied to the other senior officers.  Mr. Cole will also participate in any executive compensation plans generally available to the Company’s senior officers.  The Company will reimburse Mr. Cole for reasonable commuting expenses for himself and his wife between New York and Chicago and for temporary housing in the Chicago metropolitan area until Mr. Cole has purchased a residence in the Chicago metropolitan area.  The Company will cover closing costs up to $5,000 and moving costs of up to $10,000.  Mr. Cole will be fully grossed-up by the Company for imputed income, if any, required to be recognized with respect to any amounts reimbursed after taking into account any tax deductions available to Mr. Cole.

The Company may terminate the employment agreement for cause without notice or for no cause upon 60 days’ prior notice.  Mr. Cole may terminate the employment for good reason without notice or without good reason upon 60 day’s prior notice.  If Mr. Cole’s employment is terminated for any reason (by Mr. Cole or by the Company), he or his beneficiary would be entitled to receive an amount equal to (i) any earned but unpaid base salary due for the remaining term of the employment agreement, (ii) any earned but unpaid annual cash bonus or other incentive award for the fiscal year prior to the fiscal year during which his employment terminates, (iii) any accrued but unpaid vacation pay, any reimbursable business expenses or unpaid perquisites through the remainder of the employment agreement, and (iv) vested benefits and any benefit continuation and/or conversion rights in accordance with the Company’s employee benefit plans.  If his employment is terminated by the Company without cause or by Mr. Cole for good reason, he will be entitled to severance compensation equal to 12 months’ base salary plus an amount equal to the annual cash bonus at target reduced, if applicable, by any payments to which he is then entitled under any other severance plan of the Company.  These severance payments will be paid in accordance with the Company’s regular payroll practices unless a change of control occurs during the period in which he is receiving severance payments, in which case Mr. Cole will receive a lump sum payment within 30 days after the change of control.  In the event of such a termination, Mr. Cole will also be entitled to certain continuing health benefits and senior executive level outplacement services.  Mr. Cole is entitled to receive payment in respect of excise taxes payable on “excess parachute payments” under Section 4999 of the Internal Revenue Code, as defined in Code Section 280G, under certain circumstances upon termination following a change of control.  The employment contains a 12-month non-competition provision following a termination for any reason.

Item 9.01	Financial Statements and Exhibits.

Exhibits

10.1	Merisant Company 2006 Supplemental Incentive Plan.

10.2	Employment Agreement, dated January 24, 2006, by and between Merisant Company and Jonathan W. Cole.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISANT WORLDWIDE, INC.

Date: January 30, 2006	By:	/s/ Anthony J. Nocchiero
Anthony J. Nocchiero
Vice President, Chief Financial Officer

MERISANT COMPANY

Date: January 30, 2006	By:	/s/ Anthony J. Nocchiero
Anthony J. Nocchiero
Vice President, Chief Financial Officer